STOCK AWARD AGREEMENT

     THIS STOCK AWARD AGREEMENT (the "Agreement") is made and entered into by and between DIALYSIS CORPORATION OF AMERICA, a Florida corporation (the "Company," which term includes its subsidiaries), and
                    , an individual (the "Participant"), on this       day of
June, 2006, pursuant to the Dialysis Corporation of America 1999 Stock Incentive Plan (the "Plan"). The terms of the Plan are incorporated by reference and shall be considered to be a part of this Agreement.
Capitalized terms not defined in this Agreement have the meanings given to them in the Plan.

     WHEREAS, the Company desires to grant to the Participant shares of the Company's common stock, $.01 par value (the "Stock"), and the Participant desires to be a holder of the Stock, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.  Summary of the Award.

         *   Award date:
         *   Number of Shares:               shares of Stock (the "Shares")
         *   Vesting schedule:
         *   Performance criteria:

     2. Grant of Common Stock. Subject to the restrictions, forfeiture provisions and other terms and conditions set forth herein (i) the Company
grants to the Participant                 Shares, and (ii) the Participant
shall not have and may not exercise any rights or privileges of ownership of such Shares, including without limitation, voting rights, Transfer (as defined in Section 4 hereof), directly or indirectly (such as writing options on the Shares), or the right to receive any dividends in respect thereof until the Shares, or any portion thereof, have vested in accordance with the vesting schedule as set forth in Section 3 of this Agreement. The Company may require the Participant to reimburse the Company for, or the Company may withhold from any amounts it may owe the Participant, all amounts required by applicable federal, state and local laws with respect to the issuance and vesting of the Shares. This Agreement and its grant of Shares is subject to the terms and conditions of the Plan.

     3.  Vesting.  The Award shall vest in equal increments of          % of
the Shares at the end of each year, commencing
through                               (the "Vesting Dates" or singular,
"Vesting Date"), provided that notwithstanding the length or duration of the Participant's employment or affiliation with the Company, no Award shall vest except that the Participant is then employed or affiliated with the Company on the Vesting Date. Thereafter, the Company will transfer such Shares to the Participant upon satisfaction of (i) the Vesting Date, the then employment or affiliation of the Participant with the Company, and (ii) any tax withholding obligations.

         3.1 Acceleration of the vesting and the Vesting Dates will occur upon a Change in Control as provided in Section 8 of the Plan.

         3.2 Termination of employment or other affiliation with the Company, whether voluntary or involuntary, for any reason (which includes death or disability) will result in the automatic

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termination of the unvested portion of the Award, which unvested portion of the Award will be automatically and immediately forfeited to the Company without further notice to the Participant. A transfer of employment services between or among the Company and its subsidiaries shall not be considered a termination of employment. Unless the Board or the Committee determines otherwise, and except as otherwise required by local law, for purposes of this Award only, any reduction in the Participant's regular hours of employment to less than 30 hours per week is deemed a termination of employment with the Company.

         3.3 The Participant's rights under the Award, in the event of a leave of absence or a change in the Participant's regularly scheduled hours of employment (other than as provided for in Section 3.2 hereof) will be effected in accordance with the Company's applicable employment practices or the terms of any agreement between the Participant and the Company; provided if such leave of absence or other change in employment is ultimately deemed a termination of employment as determined in the sole discretion of the Board or the Committee, then such shall be deemed to have occurred at the commencement of such leave of absence or change in employment.

     4. Restriction on Transfer. As indicated, the Participant shall not have any right in or with respect to any of the Shares issuable under the Award until that portion of the Shares has vested in accordance with Section 3 of this Agreement. Upon such vesting of the Shares, none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered (collectively "Transferred" or in the present tense, "Transfer") except as provided in Section 10.2 of the Plan (includes (i) by will or the laws of descent and distribution; and (ii) transfer to immediate family members, with provides for a written instrument binding such transferee to this Agreement), and the Participant, upon issuance of the Shares, shall sign an Investment Letter in the form as attached hereto as Exhibit A, reflecting the restrictions on Transfer and that the Participant is acquiring the Shares for investment and not with a view toward distribution. Absent registration of the Shares under the applicable securities laws, the Participant may not Transfer the Shares except pursuant to an applicable exemption from such registration requirements. Such exemptions are very limited. You agree that any Transfer by you of the Shares shall comply in all respects with the requirements of all applicable securities laws, rules and regulations, including, without limitation, the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, and the respective rules and regulations promulgated thereunder and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue the Shares or permit the Transfer of any Shares if such issuance or Transfer would violate any such requirements.

     5. Distributions and Adjustments. If all or any portion of the Shares vest in Participant subsequent to any change in the number or character of Shares through a stock split, reverse stock split, or similar recapitalization such that an adjustment is determined by the Board or Committee to be appropriate, the Participant shall then receive upon such vesting the number and type of securities or other consideration which Participant would have received if the Shares had vested prior to the event changing the number or character of outstanding Shares. Any such additional shares of Stock or any other securities of the Company distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares. The Participant shall not be entitled to any dividends payable with respect to the Shares which vest subsequent to the Board's declaration of any such dividend.

     6.  Tax Requirements.

         6.1 The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local

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taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan and this Agreement.

         6.2 With respect to tax withholding required upon any taxable event arising as a result of this Agreement, the Participant may elect, subject to the approval of the Board or the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board or the Committee in its discretion deems appropriate. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Participant.

     7. Limitation on Rights; No Right to Future Grants; Extraordinary Item. By entering into this Agreement and accepting the Award, the Participant acknowledges that: (a) the grant of the Award is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (b) all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of shares of Stock subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (c) the value of the Award is an extraordinary item which is outside the scope of the Participant's employment contract, if any; (d) the Award is not part of normal or expected compensation for any purpose, including, without limitation, for calculating any benefits, severance, resignation, termination, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (e) the future value of the Shares subject to the Award is unknown and cannot be predicted with certainty; (f) neither the Plan, the Award, nor the issuance of the Shares confers upon the Participant any right to continue in the employ of, or any other relationship with, the Company, nor do they limit in any respect the right of the Company to terminate the Participant's employment or other relationship with the Company at any time; and (g) in the event that the Participant is not a direct employee of the Company, the grant of the Award will not be interpreted to form an employment relationship with the Company.

     8.  Miscellaneous.

         8.1 Any purported Transfer of Shares in breach of any provision of this Agreement shall be void and ineffectual, and shall not operate to Transfer any interest or title in the purported transferee.

         8.2 Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated beneath its signature on the execution page of this Agreement, and to the Participant at his address indicated on the Company's stock records, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

         8.3 This Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Participant. Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Participant. The failure of any party at any time or times

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to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or the breach of any other term or condition.

         8.4 This Agreement shall be governed by the laws of the State of Florida. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         8.5 Subject to the limitations which this Agreement imposes upon transferability of the Shares, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and the Participant, and the Participant's permitted assigns, and upon death, estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

         8.6 This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof, and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan, and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

     9. Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     10. Participant's Acknowledgements. The Participant acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all the terms and provisions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Board or the Committee, as appropriate, upon any questions arising under the Plan or this Agreement.

[signatures on following page]

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

                                       COMPANY:

                                       DIALYSIS CORPORATION OF AMERICA

                                       By:----------------------------------
                                       Name:
                                       Title:

                                       Address:  1302 Concourse Drive, Suite
                                                     204
                                                 Linthicum, MD 21090
                                                 Telecopier:  (410) 694-0596
                                                 Attention:  Michael Rowe,
                                                             Vice President,
                                                             Operations and
                                                             COO

                                       PARTICIPANT:

                                       By:-----------------------------------
                                       Name:
                                       Address: